SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     -------


                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]        Preliminary Proxy Statement             [ ]  Confidential; for use
[ ]        Definitive Proxy Statement                   of the Commission Only
[ ]        Definitive Additional Materials              (as permitted by Rule
[ ]        Soliciting Material Pursuant to              14a-6(e)(2))
           Rule 14a-11 or Rule 14a-12

                           BELL TECHNOLOGY GROUP LTD.
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

PRELIMINARY COPY -- FOR THE INFORMATION OF THE
SECURITIES AND EXCHANGE COMMISSION ONLY


                           BELL TECHNOLOGY GROUP LTD.
                              295 LAFAYETTE STREET
                            NEW YORK, NEW YORK 10012
     NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD March 26, 1998

  To:   the Shareholders of BELL TECHNOLOGY GROUP LTD.

  NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of BELL TECHNOLOGY GROUP LTD. (the "Company"), a Delaware corporation, will be held at the offices of the corporation at 295 Lafayette Street, New York, New York 10012 on Thursday, March 26, 1998, at 11:00 a.m., local time, for the following purposes:

  1. To elect six directors to serve, subject to the provisions of the By-laws, until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

  2. To consider and act upon a proposal to approve the Company's 1998 Stock Option Plan;

  3. To consider and act upon a proposal to amend the Certificate of Incorporation to change the Company's name to ______________________.

  4. To consider and act upon a proposal to amend the Certificate of Incorporation to change the Company's authorized common stock to 20,000,000 shares having a par value of $.01 per share.

  5. To consider and act upon a proposal to approve the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending September 30, 1998;

  6. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof

  The Board of Directors has fixed the close of business on February 20, 1998 as the record date for the meeting. Only holders of shares of record at that time will be entitled to notice of and to vote at the 1998 Annual Meeting of Shareholders or any adjournment or adjournments thereof.

                                          By order of the Board of Directors.



                                                      Marc H. Bell
                                                 Chairman of the Board


  New York, New York
  February 23, 1998

--------------------------------------------------------------------------------

                                    IMPORTANT

IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS REQUESTED THAT YOU
INDICATE YOUR VOTE ON THE ISSUES INCLUDED ON THE ENCLOSED PROXY AND DATE,
SIGN AND MAIL IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE THAT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

PRELIMINARY COPY -- FOR THE INFORMATION OF THE
SECURITIES AND EXCHANGE COMMISSION ONLY



                           BELL TECHNOLOGY GROUP LTD.
                 295 Lafayette Street, New York, New York 10012
--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       for

                       1998 ANNUAL MEETING OF SHAREHOLDERS
                            to be held March 26, 1998
--------------------------------------------------------------------------------

                                                             February 23, 1998


  The enclosed proxy is solicited by the Board of Directors of Bell Technology Group Ltd., a Delaware corporation (the "Company") in connection with the 1998 Annual Meeting of Shareholders to be held at the offices of the corporation at 295 Lafayette Street, New York, New York 10012 on Thursday, March 26, 1998, at 11:00 a.m., local time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies in favor of (i) the election as directors of the six nominees listed below to serve until the next annual meeting of shareholders; (ii) approval of the Company's 1998 Stock Option Plan; (iii) a proposal to amend the Certificate of Incorporation to change the name of the Company to ______________________; (iv) a proposal to amend the Certificate of Incorporation to change the authorized common stock of the Company to 20,000,000 shares having a par value of $.01 per share; and (v) approval of the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending September 30, 1998. The record date with respect to this solicitation is the close of business on February 20, 1998, and only shareholders of record at that time will be entitled to vote at the meeting.

  The principal executive office of the Company is 295 Lafayette Street, New York, New York 10012, and its telephone number is (212) 334-8500. The shares represented by all validly executed proxies received in time to be taken to the meeting, and not previously revoked, will be voted at the meeting. The proxy may be revoked by the shareholder at any time prior to its being voted. This proxy statement and the accompanying proxy were mailed to you on or about February 23, 1998.


                               OUTSTANDING SHARES

  The number of outstanding shares entitled to vote at the meeting is 3,448,450 common shares, par value $.01 per share each of which is entitled to one vote. The presence in person or by proxy at the Annual Meeting of the holders of one-third of such shares shall constitute a quorum. There is no cumulative voting.

  Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a majority of the common shares present at the meeting and entitled to vote on each matter is required for the election as directors of the six nominees listed below. The affirmative vote of the holders of a majority of the total outstanding common shares is necessary to approve the Company's 1998 Stock Option Plan and the Amendments to the Certificate of Incorporation. Votes shall be counted by one or more employees of the Company's Transfer Agent who shall serve as the inspectors of election. The inspectors of election will canvas the shareholders present in person at the meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on the proposal. Broker non-votes occur when a broker nominee (which has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.


                              ELECTION OF DIRECTORS

  The six persons named below, who are currently members of the Board of Directors, have been nominated for re-election to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

  Unless stated to be voted otherwise, each proxy will be voted for the election of the nominees named below. All of the nominees have consented to serve as directors if elected. If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxies may be voted for any other person who shall be nominated by the present Board of Directors to fill the vacancy.


-----------------------------------------------------------------------------------------------------------------------------

Name and Age              Positions with the        Director Since        Number of Shares              Percent of
                          Company                                         Beneficially Owned            Class
-----------------------------------------------------------------------------------------------------------------------------
Marc H. Bell,  30         President & Chief                 1989                  1,682,142   (1)       48.8%
                          Executive Officer
-----------------------------------------------------------------------------------------------------------------------------
Robert B. Bell, 58        Executive Vice-                   1994                   90,000 (2)           2.5%
                          president & Chief
                          Financial officer
-----------------------------------------------------------------------------------------------------------------------------
Martin Fox,  61           Director                          1995                   6,000 (2)            *
-----------------------------------------------------------------------------------------------------------------------------
Dr. Richard               Director                          1995                   6,000 (2)            *
Videbeck, 74
-----------------------------------------------------------------------------------------------------------------------------
Lord Anthony              Director                          1997                   15,000 (4)           *
 St. John, 40
-----------------------------------------------------------------------------------------------------------------------------
T. Shiraishi, 53          Director                          1994                  862,500 (3)           25%
-----------------------------------------------------------------------------------------------------------------------------


Mr. Marc Bell has been President and Chief Executive Officer of the Company since 1989.

Mr. Robert Bell has been Executive Vice President and Chief Financial Officer of the Company since 1994. Mr. Bell was a practicing attorney for more than five years before joining the Company. Mr. Robert Bell is Mr. Marc Bell's father.

Mr. Martin Fox has been the President and a director of Initio, Inc., a publicly owned mail order retailer of consumer goods for more than five years.

Dr. Richard Videbeck has, for more than five years, been an independent consultant in consumer risk analysis, particularly for retailers and banks.

Anthony St. John, Lord St. John of Bletso is a member of the House of Lords of the Parliament of the United Kingdom, has served as a consultant to Merrill Lynch and is a Registered Representative of the London Stock Exchange.

Mr. Tsuyoshi Shiraishi has been the Chairman of Century World PTE Ltd., an investment consulting firm, and the Managing Director of Harpoon Holdings Ltd. for more than five years.

              *less than 1%

      (1) Includes 862,500 shares of common stock owned by Harpoon Holdings, Ltd. ("Harpoon") which Marc Bell has the sole right to vote in the election of directors pursuant to a voting agreement between Mr. Bell and Harpoon entered into in October, 1995. Such agreement terminates in October 2005.

      (2) Robert Bell, Martin Fox and Dr. Richard Videbeck have the right to acquire the number of shares shown pursuant to currently exercisable stock options.

       (3) Mr. Shiraishi, a director of the Company, is the sole shareholder of Harpoon.

       (4) Lord St. John has the right to acquire 10,000 shares pursuant to currently exercisable stock options.

Meetings and Committees of the Board of Directors.

    The Board of Directors of the Company met three times during the fiscal year which ended on September 30, 1997. None of the directors nominated (other than Lord St. John who was elected a director in November, 1997, and Mr. Shiraishi, who attended one meeting) have attended fewer than 75% of the total number of meetings of the Board of Directors and committees on which he serves.

    The Company has an Audit Committee consisting of Messrs. Robert Bell, Martin Fox and Alan Levy. The Audit Committee reviews the financial reporting and internal controls of the Company and meets with appropriate financial personnel of the Company, as well as its independent auditors, in connection with these reviews. The Audit Committee also recommends to the Board the accounting firm that is to be presented to the shareholders for designation as independent auditors to examine the corporate accounts of the Company for the current fiscal year. The Audit Committee met in December 1997 and discussed financial events occurring during the course of the fiscal year and voted to recommend the continuation of Arthur Andersen LLP as the company's auditors.

     The Company also has a Stock Option Committee, consisting of Messrs. Marc Bell and Martin Fox. Subject to existing contractual obligations, the Stock Option Committee is responsible for setting and administering the policies that govern the granting of employee stock options.

The Stock Option Committee met periodically during fiscal 1997, to grant employee stock options and, on one occasion to re-price certain employee stock options already granted.

  The Company does not have a nominating committee, employee compensation committee or other committees.

Other Executive Officers

                  William T. Jahnke has been a Vice President of the Company since March 1997 and the Director of Corporate Sales of the Company since August 1995. Prior to joining the Company, Mr. Jahnke was president and chief operating officer of Vernon Computer Rentals and Leasing from February 1989 to

December 1994, where he pioneered and implemented a nationwide asset management program for Apple which is used by several thousand U.S. sales representatives. Mr. Jahnke received a B.S. Degree in Computer Science from Seneca College in 1975.

         Marc Jaffe a Vice President of the Company since March 1997 and Director of On-Line Services, joined the Company in early 1995 to run the Company's Internet services business. Prior to joining the Company, Mr. Jaffe had extensive experience in the use of computers and telecommunications in the advertising and marketing industry. Mr. Jaffe recently developed an Internet-focused marketing strategy that won the prestigious CreaTech Award, presented by Advertising Age magazine, and has spoken at numerous Internet conferences sponsored by Apple Computer. Prior to joining the Company, Mr. Jaffe was a department manager at Sid Patterson Advertising Inc. in New York City since 1989. Mr. Jaffe graduated from Colgate University in 1989, where he received a Bachelor of Arts Degree.

                  Alan Levy joined the Company as Treasurer and Chief Accounting Officer in February 1997. From March 1994 to February 1997, Mr. Levy was the Assistant to the Vice President of Finance of Del Laboratories, Inc., a manufacturer and wholesaler of cosmetics and over-the-counter pharmaceuticals. Prior to that, Mr. Levy was a Technical Manager with the American Institute of Certified Public Accountants from August 1990 to March 1994. He is a Certified Public Accountant and received his Bachelor's degree in Public Accounting from Long Island University, C.W. Post Campus.

         Scott Safran has been Vice President - Training and Interactive Development since June 1997 and the Director of Corporate Training since joining the Company in March 1996. Prior to joining the Company he was a Senior Account Executive at IBM Skill Dynamics Corporation from December 1994 to October 1995. From December 1989 to December 1994 Mr. Safran was in various sales positions with AT&T Networking Systems. Mr. Safran has a Bachelor of Arts in English Literature and Master of Business Administration degrees from St. John's University.


                     COMPENSATION OF DIRECTORS AND OFFICERS

  The following table sets forth compensation paid to the Company's Chief Executive Officer and the three most highly compensated executive officers for the three fiscal years ended September 30, 1997:


                           SUMMARY COMPENSATION TABLE
                               Annual Compensation

Name and
Principal Position              Year        Salary            Options
------------------              ----        ------            -------

Marc H. Bell                    1997       $200,000             --
President and Chief             1996       $165,000             --
Executive Officer               1995       $ 45,000             --

Robert B. Bell                  1997       $125,000             --
                                1996        100,504           90,000
                                1995         18,000             --

              None of the named executive officers exercised their options to acquire shares during fiscal 1997. The following table sets forth information concerning the fiscal year end value of unexercised options:


    ----------------------------------------------------------------------------

      Name               Numbered of Unexercised     Value of Unexercised
                         Options at September 30,    In-the-money Options at
                         1997                        September 30, 1997
    ----------------------------------------------------------------------------
      Robert Bell                     90,000                      -0-
    ----------------------------------------------------------------------------


     (1) All such options are currently exercisable.

  Calculation based upon the average of the high and low prices of the Company's Common Stock on Nasdaq on September 30, 1997 of $6.125 per share.


                                       Compensation of Directors

  Marc Bell, Robert Bell, T. Shiraishi, and Lord Anthony St. John did not receive any cash compensation for their services. Dr. Richard Videbeck receives $1,000 (plus travel expenses) for each meeting of the directors actually attended. For the fiscal year ended September 30, 1997, Dr. Videbeck received the sum of $2,000. For the fiscal year ended September 30, 1997, Mr. Martin Fox received the sum of $4,000 as compensation for services rendered as a director and $9,516 for services as a financial advisor to the Company. Lord St. John, upon becoming a director of the Company was granted options to purchase 10,000 shares of common stock at a price of $7.25. During the fiscal year ended September 30, 1997, Dr. Videbeck and Mr. Fox were each granted options to purchase 3,000 shares of common stock at a price of $6.125.

  In January 1997, the Company purchased an aggregate of $1,000,000 of liability insurance from Zurich American Insurance group for indemnification of all of its directors and officers at a cost of approximately $35,000.


Employment Contracts and Termination of Employment and Change-of Control Arrangements

  Mr. Marc Bell has an employment agreement with the Company pursuant to which he receives a fixed salary of $200,000 per year during the term of the agreement, which expires in the year 2000.The agreement also provides that for a period of six months after termination of employment, Mr. Bell will not "compete" with the Company. Under the employment agreement, if Mr. Bell is terminated without cause, he will be entitled to receive a payment equal to 2.99 times his average annual compensation paid by the Company (including bonuses, if any) during the five years preceding the date of termination. If there is a "Change of Control" (as defined in the Agreement) during the term of the agreement, Mr. Bell would also be entitled to receive the such payment.

                             PRINCIPAL SHAREHOLDERS

  The following table sets forth, as of February 15, 1998, certain information concerning stock ownership of the Company by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding common shares of the Company, (ii) each of the Company's directors and (iii) all current directors and executive officers of the Company as a group. Except as otherwise indicated, all such persons have both sole voting and investment power over the shares shown as being beneficially owned by them.


--------------------------------------------------------------------------------
 Name and Address             Number of Shares              Percent of Class
                              Beneficially Owned
--------------------------------------------------------------------------------
 (1)  Marc H. Bell                 1,682,142                48.8%

--------------------------------------------------------------------------------
 (2)  T. Shiraishi                    862,500               25%

--------------------------------------------------------------------------------
 All directors and            (3)  1,812,474                50.7%
 officers as a group
 (10 persons)

--------------------------------------------------------------------------------




(1) The address for Marc H. Bell is c/o Bell Technology Group Ltd., 295 Lafayette Street, New York, New York 10012.

(2) The address for Mr. Shiraishi is c/o Harpoon Holdings, Ltd., 2 Handy Road, #11-09 Cathay Building, Singapore 229233.

(3) Includes 125,332 shares which certain executive officers have the right to acquire pursuant to stock options.


                         PROPOSED 1998 STOCK OPTION PLAN

  There is being submitted to the shareholders for approval at the 1998 Annual Meeting, the Bell Technology Group Ltd. 1998 Stock Option Plan (the "1998 Plan"), an incentive stock option plan which authorizes the issuance of up to 800,000 shares of the Company's voting common shares. The 1998 Plan was approved by the Board of Directors at a meeting held on January 8, 1998 subject to shareholder approval. If the 1998 Plan is approved, the 800,000 common shares being authorized will be used to grant options to employees, officers, Non-Employee Directors and consultants of the Company, including a grant of options to acquire _____ shares to Marc Bell.

  The Board of Directors believes that the Company and its shareholders have benefitted from the grant of stock options in the past and that similar benefits will result from the adoption of the 1998 Plan. It is believed that stock options play an important role in providing eligible employees with an incentive and inducement to contribute fully to the further growth and development of the Company and its subsidiaries because of the opportunity to acquire a proprietary interest in the Company on an attractive basis.

  Except as expressly provided in the Plan, all stock options granted under the 1998 Plan will be exercisable at such time or times and in such installments, if any, as the Company's Stock Option Committee or the Board of Directors may determine and expire no more than five years from the date of grant. The exercise price of the stock option will be the fair market value of the Company's common shares on the date of grant and must be paid in cash or in stock of the Company valued at its then fair market value. The market value of the Company's shares at February 15, 1998 was

$______. Options are non-transferable except by will or by the laws of descent and distribution, or as expressly authorized by the Stock Option Committee or the Board of Directors. Each option to be granted under the 1998 Plan will be evidenced by an agreement subject to the terms and conditions set forth above.

  Options granted under the 1998 Plan terminate three months after the optionee's relationship with the Company is terminated except if termination is by reason of death or disability. In such event the option terminates six months after the optionee's death or termination of employment by reason of disability.

  The Board of Directors has a limited right to modify or amend the 1998 Plan, which does not include the right to increase the number of shares which is available for the grant of options.

  During the term of the 1998 Plan, the Eligible Employees of the Company will receive, for no consideration prior to exercise, the opportunity to profit from any rise in the market value of the common stock. This will dilute the equity interest of the other shareholders of the Company. The grant and exercise of the options also may affect the Company's ability to obtain additional capital during the term of any options.

  The 1998 Plan will be administered by the Stock Option Committee appointed by the Board of Directors. The Stock Option Committee is comprised of Martin Fox and Marc Bell. The Board of Directors is recommending the adoption of the 1998 Plan. The description of the proposed 1998 Plan set forth above is qualified in its entirety by reference to the text of the 1998 Plan as set forth in Exhibit A.


                         FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the Federal income tax treatment of the stock options which may be granted under the 1998 Plan based upon the current provisions of the Internal Revenue Code.

  An option holder who exercises a stock option will not realize any taxable income, and the company will not suffer a charge to earnings at the time of the grant of the option to the employee or the exercise of the option by the employee. A taxable capital gain income (either long-term or short-term, depending on the holding period of the shares) in an amount equal to the difference between the option price and the selling price of the shares on the date of sale will be realized by the optionee. At that time, the Company will be entitled to a deduction from income in the same amount. The option holder's basis in such shares will be the fair market value on the date of exercise. The exercise of an option by the exchange of common shares already owned by the optionee generally will not result in any taxable gain or loss on the unrealized appreciation of the shares so used. The Internal Revenue Service has ruled that
(i) a number of shares of the stock received equal to the number of shares surrendered will have the same basis as the shares surrendered and (ii) the remaining shares received will have a basis equal to their fair market value on the date of exercise (the sum of the option price and the compensation income recognized upon exercise). For purposes of determining whether shares have been held for the long-term capital gain holding period, the holding period of shares received will generally include the holding period of shares surrendered only if the shares received have the same basis, in whole or in part, in the employee's hands as the shares surrendered.

  Whenever under the 1998 Plan shares are to be delivered upon exercise of a stock option, the Company shall be entitled to require as a condition of delivery that the option holder remit an amount sufficient to satisfy all Federal, state, and other governmental withholding tax requirements related thereto.

                        PROPOSAL TO CHANGE COMPANY'S NAME

  There is being submitted to the shareholders for approval at the 1998 Annual Meeting a proposal to amend the Certificate of Incorporation to change the Company's name to ______________________. The proposed Amendment to the Certificate of Incorporation is attached hereto as Exhibit B.

  This change is necessitated by a threat by Bell Atlantic Corporation to commence litigation against the Company to stop it from using the name Bell in any part of its name. The Board of Directors of the Company believes that it is not worth the expense to engage in litigation with Bell Atlantic and therefore, is recommending adoption of this proposal.


                  PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK

    There is being submitted to the shareholders for approval at the 1998 Annual Meeting a proposal to amend the Certificate of Incorporation to increase the authorized common stock of the Company, par value $.01, from 10,000,000 to 20,000,000. The increase in capital stock will provide the Company's Board of Directors with the ability to use the Company's stock in corporate transactions without having to seek further shareholder approval. While the increase in authorized Common Stock will not change substantially the rights of holders of the Corporation's Common Stock, issuance of shares in future transactions may have a dilutive effect.

    The Board of Directors is recommending such increase


                              SELECTION OF AUDITORS

  The Company's financial statements for the past several fiscal years were examined by Arthur Andersen LLP, independent public accountants. On January 8, 1998, the Board of Directors voted to propose and recommend the selection of Arthur Andersen LLP as independent auditors to examine its financial statements for the fiscal year ending September 30, 1998.

  Representatives of Arthur Andersen LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Mr. Marc Bell presently has a loan outstanding from the Company. As of February 15, 1998, the outstanding principal balance of such loan was $145,408. The loan is due in 2002, and bears interest at the rate of 8.75% per annum.


                                  OTHER MATTERS

  The Board of Directors does not know of any matters other than those described above to be presented to the meeting. If any other matters do come before the meeting, the persons named in the proxy will exercise their discretion in voting thereon.

                              SHAREHOLDER PROPOSALS

  Proposals by any shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Corporation for inclusion in proxy material relating to such meeting not later than September 5, 1998.

                                    EXPENSES

  All expenses in connection with solicitation of proxies will be borne by the Company. Officers and regular employees of the Company may solicit proxies by personal interview and telephone and telegraph. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements.

                                   UNDERTAKING

  The Company undertakes to provide without charge to each person solicited by this proxy statement a copy of the Company's annual report on Form 10-KSB including the financial statements and financial statement schedules required to be filed with the Securities and Exchange Commission for the Company's most recent fiscal year. The request made in writing shall be addressed to Marc H. Bell, Bell Technology Group Ltd., 295 Lafayette Street, 3rd Floor, New York,
New York 10012.

                                           By Order of the Board of Directors,

                                                        Marc H. Bell
                                                        Chairman of the Board

                                                                   Exhibit A


                           BELL TECHNOLOGY GROUP LTD.
                             1998 STOCK OPTION PLAN

         1. Purpose of Plan. This 1998 Stock Option Plan (the "Plan") is designed to assist Bell Technology Group Ltd. (the "Company") in retaining the services of key employees, Non-Employee Directors (as hereinafter defined) and such consultants as may be designated and to provide them with an incentive and inducement to contribute fully to the further growth and development of the business of the Company and its subsidiaries.

         2. Definitions. In addition to other definitions contained elsewhere in the Plan, as used in the Plan the following terms have the following meanings unless the context requires a different meaning:

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as the same may from time to time be amended.

     "Committee" means the committee referred to in Section 4 hereof.

     "Common Stock" means the Common Stock of the Company, par value $.01 per share.

     "Designated Beneficiary" means the person designated by an optionee to be entitled on his death to any remaining rights arising out of an option, such designation to be made in accordance with such regulations as the Committee or Board may establish.

     "Fair market value" shall be the mean between dealer closing "bid" and "ask" prices on the over-the-counter market on the last day on which the Company's shares of Common stock were traded immediately preceding the date an option is granted pursuant to the Plan, as reported by the National Association of Security Dealers Automated Quotation System ("NASDAQ"), or NASDAQ's Successor, or if not reported on NASDAQ, the fair market value of such Common Stock as determined by the Committee or the Board in good faith and based on all relevant factors.

     "Non-Employee Directors" means Non-Employee Director as defined in Rule 16b-3(b)(3), or any successor provision promulgated under the Securities Exchange Act of 1934.

     "Stock Options" means any stock options granted to an optionee under the Plan.

     "Stock Option Agreement" means a stock option agreement entered into pursuant to the Plan.

         3. Stock Options: Stock Subject to Plan. The stock to be issued upon exercise of Stock Options granted under the Plan shall consist of authorized but unissued shares, or of treasury shares, of Common stock, as determined from time to time- by the Board. The maximum number of shares for which Stock Options may be granted under the Plan is 800,000 shares, subject to adjustment as provided in Section 7 of the Plan. If any Stock Option granted under the Plan should expire or terminate for any reason whatsoever without having been exercised in full, the unpurchased shares shall become available for new options.

          4. Administration.

         (a) The Plan shall be administered by a Stock Option Committee or, if such Committee is not appointed, then it shall be administered by the Board. For purposes of the Plan, the Board or its appointed Committee shall be referred to as the "Committee." The Committee, if any, shall be appointed by the Board and shall consist of not less than two members. The Board shall establish the number of members to serve on the Committee, shall fill all vacancies or create new openings on the Committee, and may remove any member of the Committee at any time with or without cause. The Committee shall select its own chairman and shall adopt, alter or repeal such rules and procedures as it may deem proper and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and of actions taken by it without a meeting. A majority of the Committee present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

          (b) Unless otherwise by the Board, the Committee shall have full and final authority in its discretion, but subject to the express provisions of the Plan, to:

              (i) prescribe, amend and rescind rules and regulations relating to the Plan;

               (ii) interpret the Plan and the respective Stock Options; and

              (iii) make all other determinations necessary or advisable for administering the Plan. All determinations and interpretations by the Committee or the Board shall be binding and conclusive upon all parties. No member of the Committee or the Board shall be liable for any action or determination made in good faith in respect of the Plan or any Stock Option granted under it.

         (c) The provisions of this Section 4 shall survive any termination of the Plan.

         5. Non-Employee Directors Options to be Granted. So long as shares are available under this Plan, stock options shall be granted to Non-Employee Directors as follows:

         (a) Options shall be granted each year to each of the Non-Employee directors to purchase 3,000 or more shares of Common Stock on the first day of the Company's fiscal year, or on the first day of his/her term as director, at a purchase price equal to the fair market value on the date of grant.

         (b)  Stock  Options   granted  to   Non-Employee   Directors  shall  be
exercisable in full on the date of grant.

         (c) In the event a Non-Employee Director ceases to serve as a member of the Board of Directors of the Company any time for any reason, his Stock Option and all rights thereunder shall be exercisable by him at any time within three months thereafter, but in no event later than the termination date of his Stock Option. If a Non-Employee Director shall die while serving as a director of the Company, his Stock Options may be exercised by his designated beneficiary or beneficiaries (or, a person who has been effectively designated, by his executor, administrator or the person to whom his rights under his Stock Option shall pass by his will or by the laws of descent and distribution) at any time within one year after the date of his death, but not later than the termination date of his Stock Option.

         (d) Nothing in the Plan or in any Stock Option granted pursuant hereto shall confer on any Non-Employee Director any right to continue as a director of the Company.

         6. Terms and Exercise of Stock Option.

         (a) Unless otherwise determined by the Committee each Stock Option shall terminate no later than ten years (or such shorter term as may be fixed by the Committee) after the date on which it shall have been granted. The date of termination pursuant to this paragraph is referred to hereinafter as the "termination date" of the option.

         (b) Except as provided in Section 5, unless otherwise determined by the Committee, Stock Options shall be exercisable with respect to one-fifth of the shares subject to the Stock Option on the first anniversary of the date of grant and an additional one-fifth on each of the succeeding four anniversaries of the date of grant. Any shares which may be purchased on any such date or other period which are not purchased on such date or other period may be purchased at any time or from time to time during any subsequent time period during the term of the Stock Option.

         (c) A Stock Option shall be exercised by written notice to the Secretary of Treasurer of the Company at its then principal office. The notice shall specify the number of shares as to which the Stock Option is being exercised and shall be accompanied by payment in full of the purchase price for such shares; provided, however, that an optionee at his or her discretion may, in lieu of cash payment, to the Company, deliver Common Stock already owed by him or her, valued at fair market value on the date of delivery, as payment for the exercise of any Stock Option or (ii) request that the Company withhold, from the number at shares of Common stock that may otherwise be obtained upon the exercise of the Stock Option, that number of shares having an aggregate fair market value equal to the Stock Option exercise price. In the event a Stock Option is being exercised, in whole or in part pursuant to Section 6(c) hereof by any person other than the optionee, a notice of election shall be accompanied by proof satisfactory to the Company of the rights of such person to exercise said Stock Option. An optionee shall not, by virtue of the granting of a Stock Option, be entitled to any rights of a shareholder in the Company and such optionee shall not be considered a record holder of shares purchased by him or her until the date on which he or she shall actually be recorded as the holder of such shares upon the stock records of the Company. The Company shall not be required to issue any fractional shares upon exercise of any Stock Option and shall not be required to pay to the person exercising the Stock Option the cash equivalent of any fractional share interest unless so determined by the Committee.

         (d) In the event an optionee elects to deliver Common Stock already owned by such optionee or to request that Common Stock be withheld in accordance with subsection (c) above, upon exercise of a Stock Option granted hereunder, the Company shall be entitled to require as a condition thereto that the optionee remit an amount which the Company deems sufficient to satisfy all Federal, state and other governmental withholding tax requirements related thereto. The Company shall have the right, in lieu of or in addition to the foregoing to withhold such sums from compensation otherwise due to the optionee.

          7. Other Stock Option Conditions.

         (a) Except as expressly directed by the Board, no Stock Option shall be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of the optionee the Stock Option shall be exercisable only by such optionee, by his or her legal representative or by a transferee permitted under the terms of the grant of the Stock Option.

         (b) Except as provided in Section 5, unless otherwise determined by the Committee, in the event of the termination of an optionee's employment by the Company at any time for any reason (excluding disability or death), his or her option and all rights thereunder shall be exercisable by the optionee at any time within three months thereafter but in no event later than the termination date of his or her Stock Option. Notwithstanding the foregoing, unless otherwise determined by the Committee, in the event an optionee is permanently and totally disabled (within the meaning of section 105(d)(4), or any successor section, of the Code), his or her Stock Option and all rights thereunder shall be exercisable by the optionee (or his or her legal representative) at any time within six (6) months of termination of employment - but in no event later than the termination date of his Stock Option.

         (c) Except as provided in Section 5, unless otherwise determined by the Committee, if an optionee shall die while in the employ of the Company, his or her Stock Option may be exercised by his or her designated beneficiary or beneficiaries (or if none have been effectively designated, by his or her executor, administrator or the person to whom his or her rights under his or her Stock Option shall pass by will or by the laws of descent arid distribution) at any time within six (6) months after the date of death, but not later than the termination date of his or her Stock Option.

         (d) Each Stock Option granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement duly executed by the Company and the optionee, in such form and containing such provisions as the Committee may from time to time authorize or approve.

         8. Provisions. The Stock Option Agreements shall contain such provisions as the Committee shall determine to be appropriate for the adjustment of the kind and number of shares subject to each outstanding Stock Option, or the Stock Option prices, or both, in the event of any changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations or exchanges of shares, or the like. In the event of any such change or changes in the outstanding Common Stock, and as often as the same shall occur, the kind and aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be binding and conclusive.

          9. Amendment and Termination.

         (a) Unless the Plan shall have been otherwise terminated as provided herein, it shall terminate on, and no option shall be granted thereunder, after September 1, 2008. The Board may at any time prior to that date alter, suspend or terminate the Plan as it may deem advisable, except that it may not without further shareholder approval (i) increase the maximum number of shares subject to the Plan (except for changes pursuant to Section 7); (ii) permit the grant of options to anyone other than the key employees, other employers, Non-Employee Directors and consultants; (iii) change the manner of determining the minimum stock exercise prices (except for changes pursuant to Section 7); or (iv) extend the period during which Stock Options may be granted or exercised. Except as otherwise hereinafter provided, no alteration, suspension or termination of the Plan may, without the consent of the optionee to whom any Stock Option shall have theretofore been granted (or the person or persons entitled to exercise such Stock Option under Section 6(c) of the
Plan), terminate such optionee's Stock Option or adversely affect such optionee's rights thereunder.

         (b) Anything herein to the contrary notwithstanding, in the event that the Board shall at any time declare it advisable to do so in connection with any proposed sale or conveyance of all or substantially all of the property and assets of the Company or of any proposed consolidation or merger of the Company (unless the Company shall be the surviving corporation in such merger), the

Company may give written notice to holder of any Stock Option that his or her Stock Option may be exercised only within (30) days after the date of such notice but not thereafter, and all rights under said Stock Option which shall not have been so exercised shall terminate at the expiration of such thirty (30) days, provided that the proposed sale, conveyance, consolidation or merger to which such notice shall relate shall be consummated within six (6) months after the Date of such notice. If such proposed sale, conveyance, consolidation or merger shall not be consummated within said time period, no unexercised rights under any Stock Option shall be affected by such notice except that such Stock Option may, not be exercised between the date of expiration of such thirty (30) days and the date of the expiration of such six month period.

         10. Indemnification. Any member of the Committee or the Board who is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person is or was a member of the Committee or the Board insofar as it relates to the Plan shall be indemnified by the Company, and the Company may advance such person's related expenses, to the full extent permitted by law and/or the Certificate of Incorporation of the Company.


         11. Effective Date of the Plan: Termination of the Plan and Stock Options. The Plan shall become effective on the date of adoption by the Board, provided, however, that the Plan shall be subject to approval by the affirmative vote of the holders of the majority of Common Stock of the Company on or before December 31, 1998.


         12. Expenses: Except as otherwise provided herein for the payment of Federal, State and other governmental taxes, the Company shall pay all fees and expenses incurred in connection with the Plan and the issuance of the stock hereunder.

         13.  Government Regulations, Registrations and Listing of Stock.

          (a) The Plan, and the grant and exercise of Stock Options thereunder, and the Company's obligation to sell and deliver stock under such Stock Options shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of the Company, be necessary or appropriate.

         (b) The Company may in its discretion require whether or not a registration statement under the Securities Act of 1933 and the applicable rules and regulations thereunder (collectively the "Act") is then in effect with respect to shares issuable upon exercise of any stock option or the offer and sale of such shares is exempt from the registration provisions of such Act, that as a condition precedent to the exercise of any Stock Option the person exercising the Stock Option give to the Company a written representation and undertaking satisfactory in form and substance to the Company that such person is acquiring the shares for his or her own account for investment and not with a view to the distribution or resale thereof and otherwise establish to the company's satisfaction that the offer or sale of the shares issuable upon exercise of the Stock Option will not constitute or result in any breach or violation of the Act or any similar act or statute or law or regulation in the event that a Registration statement under the Act is not then effective with respect to the Common Shares issued upon the exercise of such stock option; the company may place upon any stock certificate appropriate legends referring to the restriction on disposition under the Act

         (c) In the event the class of shares issuable upon the exercise of any Stock Option is listed on any national securities exchange or NASDAQ, the company shall not be required to issue or achieve any certificate for shares upon the exercise of any Stock Option, or to the listing of the shares so issuable on such national securities exchange or NASDAQ and prior to the registration of the same under the Securities Exchange Act of 1934 or any similar act or statute.

                                                                   Exhibit B



                            CERTIFICATE OF AMENDMENT
                                       of
                          CERTIFICATE OF INCORPORATION
                                       of
                           BELL TECHNOLOGY GROUP LTD.

            Under Section 242 of the Delaware General Corporation Law

                    BELL TECHNOLOGY GROUP LTD., a corporation organized and
                  existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

1.    The name of the Corporation is Bell Technology Group Ltd.

2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware, Division of Corporations on September 29, 1995.

3. The amendment of the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is to change the name of the Corporation and increase the number of shares authorized common stock of the corporation.

4. To accomplish the foregoing amendment, Article FIRST of the Certificate of Incorporation of the Corporation, relating to the name of the Corporation, is hereby amended to read as follows:

         "FIRST: The name of the Corporation is [to come].

5. Article FOURTH is hereby amended to read as follows:

         "FOURTH: The Corporation shall have the authority to issue twenty million (20,000,000) shares of Common Stock having a par value of $.01 per share. The Corporation shall also have the authority to issue five hundred thousand (500,000) shares of Preferred Stock having a par value of $.01 per share (the "Preferred Shares"). The Board of Directors of the Corporation (the "Board") shall have the right to authorize, by resolution of the Board adopted in accordance with the By-laws of the Corporation, the issuance of the Preferred Shares and, in connection therewith, to (a) cause such shares to be issued in series; (b) fix the annual rate of dividends payable with respect to the Preferred shares or series thereof; (c) fix the amount payable upon redemption of the Preferred shares; (d) fix the amount payable upon liquidation or dissolution of the Company; (e) fix provisions as to voting rights, if any; and (e) fix such other rights, powers and preferences as the Board shall determine."

6. The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by a vote of Board of Directors of the Corporation, followed by a vote of the holders of a majority of all outstanding shares of the Corporation entitled to vote on said amendment of the Certificate of Incorporation.

     IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

March 25, 1998
                                                  By: _______________________
                                                      Marc H. Bell President

Attest:


By: _______________________
     Paul Asher, Secretary

--------------------------------------------------------------------------------



  A      P           P         E        N           D         I          X



--------------------------------------------------------------------------------









PRELIMINARY COPY -- FOR THE INFORMATION OF THE
SECURITIES AND EXCHANGE COMMISSION ONLY




                           BELL TECHNOLOGY GROUP LTD.




                                      PROXY




Annual Meeting of Shareholders - Thursday, March 26, 1998.
                  The undersigned shareholder of Bell Technology Group
Ltd. (the "Company") hereby appoints Marc H. Bell the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated herein, all the common shares of the Company standing in the name of the undersigned at the close of business on February 20, 1998 at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company at 295 Lafayette Street, New York, New York 10012 at 11:00 a.m., local time, on Thursday, March 26, 1998, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

(Please fill in the reverse side and return promptly in the enclosed envelope.)

Please mark boxes [ ] or [x] in blue or black ink.

1.       Election of Directors.

FOR all nominees  [ ]

WITHHOLD authority only for those nominees whose name(s) I have written below
[ ]

WITHHOLD authority for ALL nominees  [ ]

Nominees for Director are:  Marc H. Bell, Robert B. Bell, Martin
Fox, Dr. Richard Videbeck, Lord Anthony St. John of Bletso and Tsuyoshi
Shiraishi

--------------------------------------------------------------------------------

2. Proposal to approve the Company's 1998 Stock Option Plan.


         For  [ ]        Against  [ ]       Abstain  [ ]

--------------------------------------------------------------------------------

3. Proposal to approve the amendment to the Certificate of Incorporation to change the Company's name to [TO COME].


         For  [ ]        Against  [ ]        Abstain  [ ]


--------------------------------------------------------------------------------
4. Proposal to approve the amendment to the Certificate of Incorporation to increase the company's authorized common stock to 20,000,000 shares, par value $.01.


         For  [ ]        Against  [ ]        Abstain  [ ]


--------------------------------------------------------------------------------
5. Proposal to approve the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending September 30, 1998.


         For  [ ]        Against  [ ]        Abstain  [ ]


--------------------------------------------------------------------------------
6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED.


                                        SIGNATURE(S) should be exactly
                                        as name or names appear on this
[Sign, Date and Return                  proxy.  If stock is held jointly,
the Proxy Card Promptly                 each holder should sign.  If
Using the Enclosed                      signing is by attorney, executor,
Envelope.]                              administrator, trustee or guardian,
                                        please give full title.



                                           Dated                   , 1998



                                            ----------------------------
                                                    Signature



                                            ----------------------------
                                                    Signature